Exhibit 99.1

Press Release

TNS, Inc. Announces First Quarter 2005 Financial Results

- Q1 2005 Gross Margin Expands 310 Basis Points -

RESTON, Va. – April 21, 2005 –TNS, Inc. (NYSE: TNS), a leading provider of business-critical, cost-effective data communications services for transaction-oriented applications, today reported first quarter 2005 results.

Total revenue for the first quarter of 2005 increased 4.9% to $63.1 million from first quarter 2004 revenues of $60.2 million. Gross margin in the first quarter of 2005 of 52.1% increased 310 basis points from first quarter 2004 gross margin of 49.0%.

First quarter 2005 GAAP net income was $1.5 million, or $0.05 per share, versus a first quarter 2004 GAAP net loss attributable to common stockholders of $5.1 million, or $(0.34) per share. Included in selling, general and administrative expenses (SG&A) for the first quarter of 2005 is a pre-tax benefit to earnings of $1.0 million, comprised of a $3.2 million charge related to a legal settlement and a $4.2 million benefit from a reduced state sales tax liability assessment.  First quarter 2005 GAAP net income excluding the $1.0 million pre-tax SG&A benefit was $0.9 million, or $0.03 per share.  Earnings before interest, taxes, depreciation, and amortization (EBITDA) before stock compensation expense for the first quarter of 2005 was $16.4 million, or $15.4 million excluding the $1.0 million pre-tax SG&A benefit, versus first quarter 2004 EBITDA before stock compensation expense of $15.1 million. Adjusted earnings for the first quarter of 2005 was $6.3 million, or $0.22 per share.  Excluding the $1.0 million pre-tax SG&A benefit, adjusted earnings for the first quarter of 2005 increased 15% to $5.7 million or $0.20 per share from first quarter 2004 adjusted earnings of $4.9 million, or $0.33 per share. (EBITDA before stock compensation expense, adjusted earnings and adjusted earnings per share are non-GAAP measures.  See “Financial Measures” below for a discussion of these metrics.)

As previously announced during the quarter, the Company won the following customer contracts:

•      A three-year agreement to provide FreeStar Technology Corporation’s Rahaxi subsidiary with high-speed, cross-border retail transaction delivery across Finland and Sweden;

•      An agreement to provide Linedata Services Inc. with a specialized trading network for its order management system;

•      An expansion into the Japanese retail point-of-sale market through five-year deal with Japan Card Network (CARDNET) to provide dial-up transaction transport;

•      A two-year contract with Cedecra Group outsourcing end-to-end transactional data transmission to TNS in Italy;

•      An agreement with MIXIT, Inc. to transport trading information for MIXIT’s order management system, and provide connectivity and disaster recovery hosting facilities;

•      A preferred supplier arrangement with AKJ Group to provide TNS’ Secure Trading ExtranetTM, giving AKJ’s clients accelerated access to AKJ’s global trading network;

•      A renewal of CardSystems Solutions’ selection of TNS as its primary transaction network provider in the United States; and

•      A three-year contract with First Data Iberica, First Data’s (NYSE: FDC) subsidiary for Spain and Portugal, to act as sole provider of dial-up connectivity in Spain.

On April 5, 2005, TNS also commenced a modified “Dutch” auction tender offer to purchase up to 9 million common shares, or 32% of shares outstanding, at a price between $18.00 and $18.50 per share.  TNS’ controlling stockholder, GTCR Golder Rauner L.L.C. and its affiliated investment funds, has committed to tender 6,000,000 shares pursuant to this tender offer.  TNS has obtained a commitment letter for a $240 million credit facility, a portion of which will be used to finance the tender offer. The tender offer expires, unless extended, at 5:00 p.m., New York City time, on May 3, 2005.

Jack McDonnell, Chairman and CEO, commented, “TNS’ first quarter performance exceeded the high end of our expectations, even without the $1.0 million pre-tax gain on the settlement of two contingencies during the quarter.  Revenues in our international and telecommunications services divisions were ahead of plan from the accelerated migration of traffic from new customers, and our financial services division continued to exhibit strong growth.  The growth in these divisions more than offset the forecasted decrease in our POS division. The continued expansion of our international market share, along with our technological capability and our leadership in customer service is driving our solid results.  I congratulate the entire TNS team on a strong start in 2005.”

Financial Review:

•      First quarter 2005 total revenue increased 4.9% to $63.1 million from first quarter 2004 revenue of $60.2 million. Included in revenue are the following components:

•      Revenue from the International Services Division increased 35.8% to $22.6 million from first quarter 2004 revenue of $16.7 million.  ISD revenue sharply increased through higher volumes from POS customers mainly in the U.K., France, Australia, Italy and Spain.

•      Revenue from the Financial Services Division increased 21.9% to $7.3 million from first quarter 2004 revenue of $6.0 million through growth in the number of customer connections.

•      Revenue from the Telecommunication Services Division increased 16.6% to $10.0 million from first quarter 2004 revenue of $8.6 million through increased usage of call signaling services.

•      Revenue from the POS Division decreased 19.8% to $23.2 million on 1.51 billion transactions from $28.9 million in first quarter 2004 on 1.86 billion transactions. The decrease in first quarter 2005 POS Division revenue is primarily due to lower transaction volumes with a major customer, and to a lesser extent, anticipated declines in revenues as a result of negotiated price reductions upon the renewal of certain contracts in 2004.

•      First quarter 2005 gross margin of 52.1% increased 310 basis points from first quarter 2004.  This margin improvement reflects increased contribution from ISD and FSD as well as continued network cost improvements.

•      Included in SG&A is a pre-tax benefit to earnings of $1.0 million comprised of a $3.2 million charge related to a legal settlement and a $4.2 million benefit from a reduced state sales tax liability assessment.

Outlook:

TNS reaffirms its outlook for the following:

•      Total revenue growth of 7-9% to $266.0-$272.0 million for the year ended December 31, 2005 versus $249.1 million for the year ended December 31, 2004.

•      Adjusted earnings growth of 10-14% to $28.0-$29.0 million for the year ended December 31, 2005 versus $25.4 million for the year ended December 31, 2004.

Outlook for the second quarter of 2005:

•      Total revenue of $64.5-$65.0 million for the second quarter of 2005 versus $60.9 million for the second quarter of 2004.

•      Adjusted earnings of $6.1-$6.3 million for the second quarter of 2005 versus $6.0 million for the second quarter of 2004.

The 2005 and second quarter 2005 outlook excludes the potential impact from the issuer tender offer presently scheduled to close in May 2005.

Henry Graham, Executive Vice President and CFO, commented, “Our international, financial and telecommunications services revenues grew 28% in the first quarter of 2005 and now represent 63% of our total revenue.  These divisions’ performance and their strong contribution margins helped drive a 310 basis point expansion in gross margin and strong adjusted earnings growth of 15% excluding the $1.0 million pre-tax SG&A benefit recognized in the quarter.  For 2005, we continue to target 7-9% revenue growth and 10-14% adjusted earnings growth.  We remain confident in our prospects as we pursue our initiatives in emerging POS markets both domestically and abroad, as well as our significant growth opportunities with our telecommunications and financial services offerings.”

Financial Measures

In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, the Company presents EBITDA before stock compensation expense, adjusted earnings and adjusted earnings per share, which are non-GAAP measures. EBITDA is determined by taking income from operations and adding back certain non-cash items, including amortization of intangible assets, depreciation and amortization of property and equipment and stock compensation expense. Adjusted earnings is determined by taking pretax income or loss after equity in net loss of unconsolidated affiliates and adding back certain non-cash items, including amortization of intangible assets, stock compensation expense and the write-off of debt issuance costs, and the result is tax effected at a 38% rate. The Company believes that these non-GAAP measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors because these metrics provide a more focused measure of operating results. These metrics are an integral part of the Company’s internal reporting to measure operations of the Company and the performance of senior management. A reconciliation to comparable GAAP measures is available in the accompanying schedule. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Conference Call

TNS will hold a conference to discuss first quarter 2005 results on Thursday, April 21, 2005, at 5:00 p.m. Eastern Time.  The dial-in number for the conference call is 617-786-2961, passcode # 87777795. The call is also being webcast, and there will be an accompanying slide presentation, which can be accessed at www.tnsi.com.  For those who cannot listen to the live broadcast, a replay of the call will be available from April 21, 2005 at 7:00 p.m. Eastern Time through May 21, 2005, and can be accessed by dialing 617-801-6888, passcode 45415016.

About TNS

TNS is one of the leading providers of business-critical, cost-effective data communications services for transaction-oriented applications and operates through its wholly owned subsidiary Transaction Network Services, Inc. TNS provides rapid, reliable and secure transaction delivery platforms to enable transaction authorization and processing across several vertical markets and trading communities.

Since its inception in 1990, TNS has designed and implemented multiple data networks, each designed specifically for the transport of transaction-oriented data. TNS’ networks support a variety of widely accepted communications protocols and are designed to be scalable and accessible by multiple methods. TNS’ network technologies have been deployed in the United States and internationally, and TNS’ networks have become preferred networks servicing the trading community, wireless and wireline carriers, and the card processing and dial-up automated teller machine markets. For further information about TNS, please refer to www.tnsi.com.

The statements contained in this release that are not historical facts are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements. The Company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes,” and variations of these words and similar expressions.  Similarly, statements herein that describe the Company’s business strategy, prospects, opportunities, outlook, objectives, plans, intentions or goals are also forward-looking statements.  Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including:  the Company’s reliance upon a small number of customers for a significant portion of its revenue; competitive factors such as pricing pressures; the Company’s ability to grow its business domestically and internationally by generating greater transaction volumes, acquiring new customers or developing new service offerings; fluctuations in the Company’s quarterly results because of the seasonal nature of the business and other factors outside of the Company’s control; the Company’s ability to identify, execute or effectively integrate future acquisitions; the Company’s ability to adapt to changing technology; additional costs related to compliance with the Sarbanes-Oxley Act of 2002, any revised New York Stock Exchange listing standards, Securities and Exchange Commission (SEC) rule changes or other corporate governance issues; and other risk factors described in the Company’s annual report on Form 10-K filed with the SEC on March 31, 2005.  In addition, the statements in this press release are made as of April 21, 2005.  The Company expects that subsequent events or developments will cause its views to change.  The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise.  These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to April 21, 2005.

CONTACT:	TNS, Inc. Investor Relations	Lippert/Heilshorn & Associates
	Pam Bentley, 703-453-8509	Jody Burfening/Carolyn Capaccio
	investorrelations@tnsi.com	212-838-3777

TNS, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2005	March 31, 2004

Revenues	$63,132	$60,156
Operating expenses:
Cost of network services	30,230	30,692
Engineering and development	3,906	3,439
Selling, general, and administrative(1)	13,094	11,019
Depreciation and amortization of property and equipment	4,863	4,806
Amortization of intangible assets	6,265	8,508
Total operating expenses	58,358	58,464
Income from operations	4,774	1,692
Interest expense	(811)	(4,433)
Interest income and other (expense) income	(188)	137
Income (loss) before income taxes and equity in net loss of unconsolidated affiliates	3,775	(2,604)
Income tax (provision) benefit	(1,905)	982
Equity in net loss of unconsolidated affiliates	(416)	(37)
Net income (loss)	1,454	(1,659)
Dividends on preferred stock	—	(3,428)
Net income (loss) attributable to common stockholders	$1,454	$(5,087)

Basic net income (loss) per common share(1)	$0.05	$(0.34)

Diluted net income (loss) per common share(1)	$0.05	$(0.34)

Basic weighted average common shares outstanding(2)(3)	28,007,946	14,906,191

Diluted weighted average common shares outstanding(2)(3)	28,384,837	14,906,191

(1)   Included in selling, general and administrative expenses (SG&A) for the first quarter of 2005 is a pre-tax benefit to earnings of $1.0 million, comprised of a $3.2 million charge related to a legal settlement and a $4.2 million benefit from a reduced state sales tax liability assessment.  First quarter 2005 GAAP net income excluding the $1.0 million pre-tax SG&A benefit was $0.9 million, or $0.03 per share.

(2)   The Company completed its initial public offering of 4,420,000 shares of common stock on March 16, 2004.  In connection with the IPO, the Company converted its outstanding Class A redeemable convertible preferred stock plus accrued and unpaid dividends into 9,984,711 shares of common stock.

(3)   The Company completed its follow-on offering of 1,084,744 shares of common stock on October 1, 2004.  On November 1, 2004, the underwriters exercised a portion of their over-allotment option granted in the follow-on offering, and the Company issued an additional 118,232 shares of common stock.  As of March 31, 2005, TNS had 28,074,438 common shares outstanding.

TNS, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$24,561	$19,788
Accounts receivable, net	45,879	47,896
Other current assets	10,516	9,349
Total current assets	80,956	77,033
Property and equipment, net	49,315	50,587
Goodwill and identifiable intangible assets, net	204,109	210,594
Other assets	18,617	18,198
Total assets	$352,997	$356,412

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$9,250	$9,000
Accounts payable, accrued expenses and other current liabilities	46,050	43,528
Deferred revenue	11,260	14,419
Total current liabilities	66,560	66,947
Long-term debt, net of current portion	38,750	42,000
Other liabilities	4,505	4,967
Total liabilities	109,815	113,914

Total stockholders’ equity	243,182	242,498
Total liabilities and stockholders’ equity	$352,997	$356,412

TNS, Inc.

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2005	March 31, 2004

Net income (loss)	$1,454	$(1,659)
Non-cash and working capital items	13,691	6,750
Net cash provided by operating activities:	15,145	5,091
Purchases of property and equipment	(4,136)	(3,120)
Investments in affiliated entities	(2,802)	—
Net cash used in investing activities:	(6,938)	(3,120)
Proceeds from issuance of long-term debt, net	—	79,031
Payment of long-term debt financing costs	(75)	—
Repayment of long-term debt	(3,000)	(153,146)
Payment of dividend on preferred stock	—	(173)
Proceeds from stock option exercises	14	3
Purchase of treasury stock	(462)	—
Net proceeds from issuance of common stock	—	71,598
Net cash used in financing activities:	(3,523)	(2,687)
Effect of exchange rates on cash and cash equivalents	89	559
Net increase in cash and cash equivalents	4,773	(157)
Cash and cash equivalents, beginning of period	19,788	11,074
Cash and cash equivalents, end of period	$24,561	$10,917

TNS, Inc.

Reconciliation of Non-GAAP Information

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2005	March 31, 2004
EBITDA before stock compensation expense:
Income from operations (GAAP)	$4,774	$1,692
Add back the following items:
Depreciation and amortization of property and equipment	4,863	4,806
Amortization of intangible assets	6,265	8,508
Stock compensation expense	489	76
EBITDA before stock compensation expense(4)	$16,391	$15,082

Adjusted Earnings:
Income (loss) before income taxes and equity in net loss of unconsolidated affiliates (GAAP)	$3,775	$(2,604)
Add back the following items:
Equity in net loss of unconsolidated affiliates	(416)	(37)
Amortization of intangible assets	6,265	8,508
Other debt related costs (3)	—	2,022
Stock compensation expense	489	76
Adjusted earnings before income taxes	10,113	7,965
Income tax provision at 38%	3,843	3,027
Adjusted earnings(5)	$6,270	$4,938

Weighted average common shares – diluted(1)(2)	28,384,837	14,961,154

Adjusted earnings per common share – diluted(5)	$0.22	$0.33

(1)   The Company completed its initial public offering of 4,420,000 shares of common stock on March 16, 2004.  In connection with the IPO, the Company converted its outstanding Class A redeemable convertible preferred stock plus accrued and unpaid dividends into 9,984,711 shares of common stock.

(2)   The Company completed its follow-on offering of 1,084,744 shares of common stock on October 1, 2004.  On November 1, 2004, the underwriters exercised a portion of their over-allotment option granted in the follow-on offering, and the Company issued an additional 118,232 shares of common stock.  As of March 31, 2005, TNS had 28,074,438 common shares outstanding.

(3)   Represents the non-cash write-off of debt issuance costs associated with the early payoff of term debt in March 2004.

(4)   EBITDA before stock compensation expense for the first quarter of 2005 was $15.4 million excluding the $1.0 million pre-tax SG&A benefit.

(5)   Excluding the $1.0 million pre-tax SG&A benefit, adjusted earnings for the first quarter of 2005 was $5.7 million or $0.20 per share.

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